Exhibit 99.1

Media Contact:	Investor Contact:
Erica Jostedt	Brian Cheek
SutherlandGold Group	TigerLogic Corporation
ej@sutherlandgold.com	brian.cheek@tigerlogic.com
415-848-7172	949-260-5147

TIGERLOGIC ADDS JEFFREY L. WONG TO EXECUTIVE TEAM

Silicon Valley Marketing Executive Brings More than 20 Years of Marketing and Sales Experience to Focus on TigerLogic’s New Web Search Product ChunkIt!

SAN JOSE, Calif. – April 22, 2008 – TigerLogic Corporation (Nasdaq: TIGR), formerly Raining Data Corporation (Nasdaq: RDTA), the creators of the new Web search product ChunkIt!, today announced that they have added Jeffrey L. Wong to their executive team as Vice President of Marketing. Last week the company released a corporate name change and new product direction with the announcement of ChunkIt!, an Internet browser-based application that enhances the search experience of any popular search engine or Web page.

“Since July 2007, Jeff has been an important addition to our team to help us build and refine our innovative search product aimed at improving the way people search and find information on the Web,” said Carlton H. Baab, President and CEO of TigerLogic Corporation. “Jeff’s consumer marketing and sales experience with startups and large technology corporations will greatly help the company take on this new direction and take our innovative new Web search tool to market.”

For more than 20 years, Wong has led major marketing and sales campaigns at a variety of large technology companies including HP, Quantum and Genesys Conferencing, as well as at a number of successful startups. He played an instrumental role in defining the corporate positioning and spearheading the branding efforts at Silicon Gaming and Lexar Media, two start-ups that executed successful IPOs. In addition, Wong was also the Director of Product Marketing at Placeware, where he defined the startup’s products and helped grow the Web conferencing service into an attractive business that was acquired by Microsoft.

More information about TigerLogic is available at www.tigerlogic.com

More information on ChunkIt! is available at www.tigerlogic.com/ChunkIt

About TigerLogic Corporation

TigerLogic’s installed customer base includes more than 500,000 active users representing more than 20,000 customer sites worldwide, with a significant base of diverse vertical applications. With more than 100 employees and contractors worldwide, TigerLogic offers 24x7 customer support services and maintains a strong international presence. More information about TigerLogic and its products can be found at www.tigerlogic.com. Product details about ChunkIt! are available at www.tigerlogic.com/ChunkIt.

Except for the historical statements contained herein, the foregoing release may contain forward-looking statements. These forward-looking statements are subject to risks and uncertainties, and actual results could differ materially due to several factors, including but not limited to the success of the Company’s research and development efforts to develop new products and to penetrate new markets, the market acceptance of the Company’s new products and updates, technical risks related to such products and updates, the Company’s ability to maintain market share for its existing products, the availability of adequate liquidity and other risks and uncertainties. Please consult the various reports and documents filed by the Company with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent reports on Form 10-KSB and Form 10-QSB for factors potentially affecting the Company’s future financial results. All forward-looking statements are made as of the date hereof and the Company disclaims any responsibility to update or revise any forward-looking statement provided in this news release. The Company’s results for the quarter ended December 31, 2007 are not necessarily indicative of the Company’s operating results for any future periods.

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TigerLogic, ChunkIt!, Raining Data, Pick, mvDesigner, D(3), mvEnterprise, mvBase, Omnis, and Omnis Studio are trademarks of TigerLogic Corporation. All other trademarks and registered trademarks are properties of their respective owners.